As filed with the Securities and Exchange Commission on December 17, 2010

 Registration No. 333-163226

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
______________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________

DIRECTV
(Exact name of registrant as specified in its charter)

Delaware	26-4772533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2230 East Imperial Highway
El Segundo, California  90245
(310) 964-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan
DIRECTV 401(k) Savings Plan
The DIRECTV Group, Inc. Amended and Restated Deferred Compensation Plan for Non-Employee Directors
Amended and Restated Hughes Electronics Corporation Incentive Plan
 (Full title of the plans)
______________________________

Larry D. Hunter, Esq. Executive Vice President DIRECTV 2230 East Imperial Highway El Segundo, California 90245 (310) 964-5000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:

Michael E. Lubowitz, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan Class A Common Stock, par value $0.01 per share	18,996,057	$29.33	$557,154,351.81	$31,089.21 (3)
DIRECTV 401(k) Savings Plan Class A Common Stock, par value $0.01 per share	1,000,000	$29.33	$29,330,000.00	$1,636.61(3)
The DIRECTV Group, Inc. Amended and Restated Deferred Compensation Plan for Non-Employee Directors Class A Common Stock, par value $0.01 per share	45,550	$29.33	$1,335,981.50	$74.55(3)
Amended and Restated Hughes Electronics Corporation Incentive Plan Class A Common Stock, par value $0.01 per share	54,176,986	$30.23	$1,637,973,009.68	$91,398.89(3)

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the DIRECTV 401(k) Savings Plan.  No separate fee is required with respect to the plan interests.  Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers additional shares of common stock and interests in the plans to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Estimated (at the time the Registration Statement on Form S-8 (SEC File No. 333-163226) was filed on November 19, 2009) pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of computing the registration fee and based upon (a) the aggregate exercise price of the options to purchase 23,315,243 shares of DIRECTV common stock outstanding as of November 13, 2009, and (b) with respect to the balance of the shares of DIRECTV common stock registered hereby, the average of the high and low prices per share of the common stock reported on the NASDAQ on November 12, 2009.

(3) Previously paid.

.

EXPLANATORY NOTE

DIRECTV (the “Registrant”) filed a Registration Statement on Form S-8 on November 19, 2009 (SEC File No. 333-163226) to register under the Securities Act, among other things, shares of Class A Common Stock issuable under the DIRECTV Savings Plus Plan and the DIRECTV Thrift and Savings Plan.

Effective as of July 1, 2010, the DIRECTV Savings Plus Plan has been merged with and into the DIRECTV Thrift and Savings Plan, and the DIRECTV Thrift and Savings Plan has been renamed the DIRECTV 401(k) Savings Plan (as amended or restated from time to time, the “401(k) Plan”).  In addition, the 401(k) Plan was restated on November 30, 2010 (but effective December 1, 2009).  This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File No. 333-163226) is being filed to reflect the merger and the name change, to confirm the registration of the plan interests that may be offered or sold under the terms of the 401(k) Plan, and to include the restated 401(k) Plan as an exhibit to the Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.             Plan Information.

We will send or provide to plan participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information required by Part I of Form S-8.  Those documents are not required to be filed, and we have not filed those documents, with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.             Registrant Information and Employee Plan Annual Information.

We will provide without charge, upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus).  We will also provide, without charge, upon written or oral request, other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plans and its administrators.  If you would like any of those documents or information, please contact:

Stock Plan Administrator
DIRECTV
2230 East Imperial Highway
El Segundo, California  90245
(310) 964-0728

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

We incorporate herein by reference the following documents that DIRECTV or the 401(k) Plan (or the predecessors to the 401(k) Plan) filed with the Securities and Exchange Commission (the “Commission”):

a)	DIRECTV’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed on August 10, 2010.

b)	DIRECTV Savings Plus Plan’s Annual Report on Form 11-K for the fiscal year ended November 30, 2009, filed on May 20, 2010.

c)	DIRECTV Thrift and Savings Plan’s Annual Report on Form 11-K for the fiscal year ended November 30, 2009, filed on May 20, 2010.

d)	DIRECTV’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2010, filed on August 10, 2010 and for the fiscal quarter ended June 30, 2010, filed on August 10, 2010.

e)	DIRECTV’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 5, 2010.

f)
DIRECTV’s Current Reports on Form 8-K filed on January 7, 2010, February 17, 2010, February 18, 2010*, April 7, 2010, May 6, 2010*, June 7, 2010, June 18, 2010, August 5, 2010*, August 9, 2010, November 4, 2010*, November 17, 2010, November 22, 2010, and December 17, 2010.

g)	DIRECTV’s Definitive Proxy Statement on Schedule 14A, filed on April 21, 2010, as amended by Schedule 14A, filed on May 18, 2010.

h)
The description of capital stock of the Registrant included in the Registrant’s registration statement on Form S-4 originally filed on June 8, 2009 (SEC File No. 333-159810), and as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by DIRECTV or the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

* Reports furnished to the Commission under Item 2.02 (Results of Operations and Financial Condition) or Item 7.01 (Regulation FD Disclosure).  Pursuant to General Instruction B of Form 8-K, the information in a report furnished pursuant to Item 2.02 and Item 7.01 are not deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  DIRECTV is not incorporating, and will not incorporate, by reference these reports into a filing under the Securities Act or the Exchange Act.

Item 4.             Description of Securities.

Not applicable.

Item 5.             Interests of Named Experts and Counsel.

Larry D. Hunter who is providing the opinion of counsel in connection with this Post-Effective Amendment No. 1 to the Registration Statement is an executive vice president and general counsel of DIRECTV and participates in DIRECTV’s employee compensation programs.

Item 6.             Indemnification of Directors and Officers.

(1)           Section 145 of the Delaware DGCL.  Under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), DIRECTV is empowered to indemnify its directors and officers in the circumstances therein provided.  We sometimes refer to DIRECTV as the “Company.”  Certain portions of Section 145 are summarized below:

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Amended and Restated Certificate of Incorporation.  The Company’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Amended and Restated Bylaws. Article VIII Section 1 of the Company’s amended and restated bylaws provide that the Company shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

In an action by or in the right of the Company, Article VIII Section 2 of the Company’s amended and restated bylaws provide that the Company shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

However, the Company’s amended and restated bylaws provide that (except for proceedings to enforce rights to indemnification) the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Company.

The Company’s amended and restated bylaws also provide that any director or officer may apply to the Delaware Court of Chancery for indemnification to the extent otherwise permissible under Article VIII Sections 1 and 2 of the Company’s amended and restated bylaws.

The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in the preceding two paragraphs, as the case may be. Neither a contrary determination in the specific case nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

The Company’s amended and restated bylaws also provide that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact he or she is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, if required by applicable law, by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Company’s amended and restated bylaws.

The Company’s amended and restated bylaws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the amended and restated bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification and advancement of expenses provided by, or granted pursuant to, the amended and restated bylaws, shall vest as to a person when such person first becomes a director or officer entitled to such rights and regardless of when any claim, action, suit or proceeding naming or implicating such person has been initiated.

The Company’s amended and restated bylaws also provide that the indemnification and advancement of expenses provided by the amended and restated bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the amended and restated certificate of incorporation, the amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Company’s amended and restated bylaws also permit the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability.

The Company’s amended and restated bylaws also provide that the Company may, to the extent authorized from time to time by the board of directors of the Company, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in the amended and restated bylaws to directors and officers of the Company.

The Company’s amended and restated bylaws also provide that no amendment, repeal or modification of the indemnification provisions of the Company’s bylaws, or adoption of any provision inconsistent therewith, shall in any way diminish or adversely affect the rights of any present or former director or officer entitled to indemnification or advancement of expenses under the indemnification provisions of the Company’s amended and restated bylaws in respect of any occurrence or matter arising, or of any claim, action, suit or proceeding involving allegations of acts or omissions occurring or arising, prior to any such amendment, repeal or modification (regardless of whether any such claim, action, suit or proceeding relating to such acts or omissions, or any proceeding relating to such person’s right to indemnification or advancement of expenses, is commenced before or after the time of such amendment, repeal or modification).

Item 7.             Exemption from Registration Claimed.

Not applicable.

Item 8.             Exhibits.

4(a)	-	Amended and Restated Certificate of Incorporation of DIRECTV (incorporated by reference to Exhibit 4(a) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

4(b)	-	Amended and Restated By-Laws of DIRECTV (incorporated by reference to Exhibit 4(b) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

5(a)	-	Opinion of Larry D. Hunter (incorporated by reference to Exhibit 5 from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

5(b)	-
The Registrant undertakes that it will submit or has submitted the DIRECTV 401(k) Savings Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and that it will make or has made all changes required by the IRS in order to qualify the DIRECTV 401(k) Savings Plan

23(a)	-	Consent of Deloitte & Touche LLP (filed herewith)

23(b)	-	Consent of Crowe Horwath LLP (filed herewith)

23(c)	-	Consent of Larry D. Hunter (included in Exhibit 5(a))

24	-	Power of Attorney (included in this Post-Effective Amendment No. 1 to the Registration Statement under “Signatures”)

99(a)	-	The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan (incorporated by reference to Exhibit 99(a) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

99(b)	-	DIRECTV 401(k) Savings Plan (filed herewith)

99(c)	-
The DIRECTV Group, Inc. Amended and Restated Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 99(c) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

99(d)	-	Amended and Restated Hughes Electronics Corporation Incentive Plan (incorporated by reference to Exhibit 99(d) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)
Item 9.             Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on

Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on December 17, 2010.

DIRECTV
(Registrant)

By:	/s/ Larry D. Hunter
Name:	Larry D. Hunter
Title:	Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Hunter and Patrick T. Doyle, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons on  December 17, 2010 in the capacities indicated.

Signature	Title
/s/ Michael D. White	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Michael D. White
/s/ Patrick T. Doyle	Chief Financial Officer (Principal Financial Officer)
Patrick T. Doyle
/s/ John F. Murphy	Chief Accounting Officer (Principal Accounting Officer)
John F. Murphy

/s/ Neil R. Austrian	Director
Neil R. Austrian

/s/ Ralph F. Boyd, Jr.	Director
Ralph F. Boyd, Jr.

/s/ Samuel A. DiPiazza	Director
Samuel A. DiPiazza

/s/ Charles R. Lee	Director
Charles R. Lee

/s/ Peter A. Lund	Director
Peter A. Lund

/s/ Nancy S. Newcomb	Director
Nancy S. Newcomb

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee responsible for the administration of the DIRECTV 401(k) Savings Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of the DIRECTV 401(k) Savings Plan by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on December 17, 2010.

DIRECTV 401(k) Savings Plan

By:	/s/ T. Warren Jackson
Name:	T. Warren Jackson
Title:	Member of the Administrative Committee of the DIRECTV 401(k) Savings Plan

EXHIBIT INDEX

Exhibit No.	Description

4(a)	Amended and Restated Certificate of Incorporation of DIRECTV (incorporated by reference to Exhibit 4(a) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

4(b)	Amended and Restated By-Laws of DIRECTV (incorporated by reference to Exhibit 4(b) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

5(a)	Opinion of Larry D. Hunter (incorporated by reference to Exhibit 5 from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

5(b)
The Registrant undertakes that it will submit or has submitted the DIRECTV 401(k) Savings Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and that it will make or has made all changes required by the IRS in order to qualify the DIRECTV 401(k) Savings Plan

23(a)	Consent of Deloitte & Touche LLP (filed herewith)

23(b)	Consent of Crowe Horwath LLP (filed herewith)

23(c)	Consent of Larry D. Hunter (included in Exhibit 5(a))

24	Power of Attorney (included in this Post-Effective Amendment No. 1 to the Registration Statement under “Signatures”)

99(a)	The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan DIRECTV (incorporated by reference to Exhibit 99(a) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

99(b)	DIRECTV 401(k) Savings Plan (filed herewith)

99(c)
The DIRECTV Group, Inc. Amended and Restated Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 99(c) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)

99(d)	Amended and Restated Hughes Electronics Corporation Incentive Plan (incorporated by reference to Exhibit 99(d) from Form S-8 (SEC File No. 333-163226) filed by DIRECTV on November 19, 2009)